PURCHASE AND SALE AGREEMENT

THIS AGREEMENT, made and effective as of the 1st day of December, 2007 (the “Effective Date”), (“Agreement”) is by and between CAPSTONE INDUSTRIES, INC., a Florida corporation, and its wholly-owned subsidiary, Souvenir Direct, Inc., a Florida corporation (individually, “CAPI” for  Capstone Industries, Inc., or “SDI” for Souvenir Direct, Inc., as the case may be, or collectively, the "Seller"), and MAGNET WORLD, INC.~~)~~, a Florida corporation (the "Purchaser").  Seller and Purchaser may hereinafter also be referred to individually as a “party” and collectively as the “parties.”  Howard Ullman, III, has signed this Agreement merely to consent to the restrictive provisions of Section 7 and Section 8 of this Agreement.

RECITALS

WHEREAS, the Seller owns and operates a business located at 350 Jim Moran Blvd. Suite # 120 Deerfield Beach, Florida 33442-1721 (Attn:  Stewart Wallach, CEO),  which in part, sells and markets various types of  Souvenir Products as more fully described in Exhibit A hereto, (the Business); and

WHEREAS, the Seller desires to sell and the Purchaser desires to purchase certain of the assets and goodwill owned by the Seller in connection with the Business and to do so upon the terms and conditions hereinafter set forth; and

WHEREAS, for purposes of this Agreement, the term “principal” shall mean an person who owns more than five percent (5%) of the outstanding shares of Seller’s Common Stock, $0.0001 par value per share.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1.             Recitals.  The parties acknowledge that the above preamble, definitions and recitals are true and correct and hereby incorporate all the recitals into this Agreement by reference.  All exhibits referenced herein are hereby incorporated herein by reference.

2.             Assets to be Conveyed; Liabilities.  Subject to the terms and conditions set forth herein, Seller hereby sells, transfers, assigns and delivers to Purchaser, and Purchaser hereby purchases from Seller certain tangible and intangible assets of the Seller, specifically including but not limited to the name “Souvenir Direct” and all intellectual property rights thereto (including applications, registrations and registered trade marks, service marks and logos), inventory, fixed assets, customer lists, and goodwill as more fully set forth in Exhibit "A" annexed hereto (the "Assets").  Said property is sold in "as is" condition.  Except as specifically provided for herein, each and every item listed on Exhibit "A" is being delivered free and clear of any and all liens or encumbrances of any type or nature.  Exhibit A hereto lists all of the Assets of the Seller being sold to the Purchaser under this Agreement.   The Assets shall consist of all of the operating assets of the Business owned by the Seller as of the Closing.  The Assets shall not include any assets, tangible or intangible, not listed in Exhibit A hereto.

2.1            Excluded Assets:  Specifically excluded from the Assets are the following items:

        2.1.1        Cash, Cash Equivalents, Investments.  All of Seller's cash and cash equivalents (including any marketable securities, certificates of deposit, and deposits with third parties.

2.2           Liabilities:  The Purchaser shall not assume, nor shall the Purchaser be liable for any of the liabilities of Seller.

3.             Purchase Price and Terms.

3.1           Amount:  The purchase price ("Purchase Price") for all of the Assets shall be TWO HUNDRED THOUSAND DOLLARS AND NO CENTS ($200,000.00) and SEVEN THOUSAND THREE HUNDRED AND SEVENTY TWO DOLLARS, SEVENTY EIGHT CENTS ($7,372.78)  for a 40% share of Gross Profit of all open orders as of the closing date per Exhibit B.

3.2            Payment; Closing:  The Purchase Price shall be paid to the Seller as follows:

3.2.1                            The Purchaser shall pay to the Seller at the Closing, the sum of TWO HUNDRED THOUSAND DOLLARS AND NO CENTS $207,372.78) in cashier's or certified check drawn on a Florida bank or by federal funds wire transfer pursuant to Seller's written instructions.  Until said payment is received in full in good funds on deposit for the Seller, then the sale contemplated herein shall not be consummated.   The parties agree that the Purchase Price represents fair market value for the Assets and that the Purchase Price was negotiated without any coercion or undue influence and at arm’s length.  Each party was represented by its own legal counsel in the negotiation of this Agreement.

3.3             Closing.  The Closing will be conducted remotely by PW Richter, plc, 7505 Digby Green, Alexandria, Virginia 22315, or such other law firm acceptable to the parties (“Closing Agent”) on December 1, 2007 or such later date or such other place as mutually agreeable to the parties.  Each party shall pay the Closing Agent a flat fee of Three Hundred Seventy Five Dollars and No Cents ($375.00) on or before the Closing for conducting the Closing and sending each party a set of closing documents for the sale of the Assets hereunder. If the Closing does not occur on or before 9:00 p.m., local Miami, Florida time, Wednesday, February 20, 2008 (“Deadline”),  then this Agreement shall be immediately null and void upon the expiration of the Deadline.

4.             Allocation of Purchase Price:

4.1                            It is agreed that the allocation set forth below of the Purchase Price is a fair valuation of the various items of personal and intangible property and all rights and obligations to be conveyed or created by this Agreement:

Asset	Amount

Fixed Assets	$20,000
Factory Molds	$100,000
Customer Lists	$20,000
Consulting (Per Section 8)	$20,000
Covenant Not to Compete	$20,000
Goodwill	$20,000

Total	$200,000

The parties agree to comply with the provisions of §1060 of the Internal Revenue Code of 1986, as amended, the regulations thereto and all other applicable provisions of the Internal Revenue Code of 1986, as amended.  Further, the parties agree to amend or adjust said allocation of the Purchase Price to the extent, if at all, required by any governmental tax authority.

5.             Assignment of Proprietary Lines.  The Seller hereby assigns each of its proprietary lines of souvenirs, gifts and promotional items of the Business, together with all rights on ownership therein, including any and all rights to the molds used in connection therewith and any and all copyrights, trademarks or service marks used in connection therewith.  All such proprietary lines are set forth in Exhibit A hereto.

6.             Assignment of Names.

6.1           Souvenir Direct Name.  Seller hereby assigns to the Purchaser the name “Souvenir Direct” and “Souvenir Direct, Inc.” as well as any registered DBA for said name

6.2           Website and Domain Name.  The Seller agrees to execute the documentation reasonably requested by the Purchaser in order to transfer the website/URL/domain name www.souvenirdirect.com.  If a transfer is not possible under applicable Internet regulations, then Seller shall execute and deliver a written assignment of said website/URL/domain name to the Purchaser at the Closing.  Purchaser agrees to accept said assignment in lieu of a transfer recognized by The Internet Corporation for Assigned Names and Numbers (ICANN) or its authorized agent or successor.  No other rights to any other Seller website/URL/domain name is transferred or encumbered by this Section 6.2 or any other provision of this Agreement.

7.             Non-Compete.

7.1                             Neither Seller, nor its principals, nor Howard Ullman, III, nor any person or entity on behalf of the Seller, or its principals, or Howard Ullman, III, will directly or indirectly, for the period beginning with the Effective Date and continuing for a five (5) year period (the “Restricted Period”), without the prior written permission of the Purchaser, own, control, or serve as an officer or director in, any corporation, partnership, proprietorship, or other entity, which is engaged in the sale, distribution, acquisition, purchasing, and/or handling of the types of souvenirs and product lines described in Exhibit A hereto, Item A12, in any of the countries in which the Seller has, directly or indirectly, done business within the 12 month period prior to the Effective Date.  The mere fact of stock ownership in the Seller, or a minority stock ownership of less than or equal to Ten Percent (10%) in a publicly traded company, shall not be a violation of this Section 7.1.  For purposes of this Section 7.1, “doing business” or “done business” shall mean that the Seller had realized actual gross sales of at least Twenty Five Thousand Dollars and No Cents ($25,000.00) per annum during any of the calendar year since January 1, 2004, in a country referenced in this Section 7.1.

7.2                            Neither Seller, nor its principals, nor Howard Ullman, III, nor any person or entity on behalf of the Seller, or its principals, or Howard Ullman, III, , will directly or indirectly, during the Restricted Period, without the written permission of the Purchaser, sell, distribute, acquire, purchase for commercial exploitation and/or handle in order to commercially exploit any of the types of souvenirs, gift items or promotional items  described in Exhibit A hereto, Item A12,  The mere fact of stock ownership in the Seller, Souvenir Direct. Inc., a Florida corporation, or a minority stock ownership of less than or equal to 10% in a publicly traded company, shall not be a violation of this Section 7.2.

7.3                            Seller and Howard Ullman, III hereby acknowledge and understand that Purchaser’s market and customers are located throughout the geographic areas referred to in Section 7.1 and Section 7.2 and therefore the scope of this Section 7 encompasses such areas.  Seller and Howard Ullman, III further acknowledges and understands that Purchaser would not have entered into this Agreement unless Seller and Howard Ullman, III agreed to the inclusion of this Section 7.

7.4                            During the Restricted Period, neither the Seller nor Howard Ullman, III will (a) directly or indirectly, recruit, solicit or otherwise intentionally influence any employee or agent of the Purchaser to discontinue such employment or agency relationship with the Purchaser, or (b) employ or seek to employ, or cause or permit (insofar as it is in his control to do so) any business which competes directly or indirectly with the Business of the Purchaser (the Competitive Business) to employ or seek to employ for any Competitive Business any employee or agent of the Purchaser.  General, customary and usual personnel recruitment efforts by CAPI or any of its subsidiaries, including a general advertisement for employees or agents by CAPI or any of its subsidiaries, shall not constitute a breach or violation of this Section 7.4 as long as such efforts do not clearly target employees skilled in the Business.  Further, any unintentional, isolated breach of this Section 7.4 by the Seller or any of its subsidiaries shall not constitute an actionable breach of this Section 7.4, unless the Purchaser has actually suffered compensatory damages of at least Twenty Thousand Dollars and No Cents ($20,000.00) per breach.

7.5                            During the Restricted Period, neither the Seller nor Howard Ullman, III, will, directly or indirectly, solicit, intentionally induce or influence any person which have a business relationship with the Purchaser at any time during the Restricted Period to discontinue or reduce the extent of such relationship with the Purchaser.

7.6                            During the Restricted Period, neither Seller nor Howard Ullman, III, will intentionally interfere with, or intentionally disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Purchaser and any factory, customer, supplier, employee or agent of the Purchaser, or anyone who was such within the one year period before the Effective Date.

7.7                            Excepting any exclusions expressly set forth above, the parties  acknowledge that a breach of the covenants and restrictions set forth in this Section 7 will cause irreparable damage to the Purchaser which is and will be difficult to measure accurately.  In the event of an actual or threatened breach of the provisions of this Section 7 by the Seller, principals or Howard Ullman, III, the Purchaser shall be entitled to an injunction restraining such party or person from such actual or threatened breach without having to prove damages, without the requirement of a bond. Nothing herein shall be construed as prohibiting the Purchaser from pursuing any other remedies available to it for such breach, including the recovery of damages, whether liquidated, actual, special, or punitive

8.             Consulting.

8.1                            Howard Ullman, III,  and / or Andrea Lee will act as a consultant to the Purchaser through March 1, 2008.  Said consulting services shall be limited to Howard Ullman, III, and / or Andrea Lee being available to answer questions relating to the Business on a "time available" basis, during the hours of the 9 A.M. to 5 P.M., Monday through Friday (excluding vacations, sick leave, etc.).  The rate of compensation for Howard Ullman, III, for such services shall be $_______ hour and the compensation for Andrea Lee for such consulting services shall be $____ hour.   Said fees shall be payable in full NET 30 DAYS from date of invoice.

9.             Purchaser’s Representations and Warranties.  The Purchaser hereby makes the following representations and warranties, each of which shall be deemed a separate covenant to Seller:

9.1             Valid Corporation.  The Purchaser is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority, corporate or otherwise, to execute and deliver, and to perform all of its obligations under, this Agreement and under all other documents executed pursuant to this Agreement and to operate its business as presently conducted.

9.2               No Conflicts with Laws, Regulations.  The execution, deliver and performance of this Agreement and all other related agreements to carry out the full intent contained herein will not conflict with or result in a breach or violation of any law or regulation to which the Purchaser is subject.

9.3             No Defaults.  The execution and performance of this Agreement and the compliance with its provisions by Purchaser on the Closing Date will not conflict with or result in any breach of any of the terms, conditions or provisions of any agreement or other instrument to which Purchaser is a party or by which it is bound.  Purchaser has the funds readily available to pay the Purchase Price in full at the Closing and to do so without any financing or funding contingency.

9.4            Inspection.  Purchaser has had a reasonable period of time prior to the Closing to inspect the Assets.  Purchaser must notify the Seller prior to Closing of any defects of the Assets identified prior to the Closing.   Upon such notification, Seller must within ten (10) days of the date of said notification either repair or replace the defective Asset, establish the absence of a defect by an inspection by a qualified, independent inspector, or remove the defective Asset from the Assets to be sold hereunder and negotiate an adjusted Purchase Price with the Purchaser.   If the Purchaser fails to notice the Seller as contemplated in this Section 9.4, then the parties agree that there shall be a presumption that the Assets are in working order (as defined herein) and acceptable to the Purchaser as of the Closing, which presumption can only be rebutted by clear and convincing evidence of the existence of a defect to such Asset or Assets prior to the Closing.

10.             Seller's Representations and Warranties.  Seller hereby makes the following representations and warranties, each of which shall be deemed a separate covenant to Buyer:

10.1                            Valid Corporation.  Each of the corporations constituting the Seller is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority, corporate or otherwise, to execute and deliver, and to perform all of its obligations under, this Agreement and under all other documents executed pursuant to this Agreement and to operate its business as presently conducted.

10.2           No Conflicts with Laws, Regulations.  The execution, deliver and performance of this Agreement and all other related agreements to carry out the full intent contained herein will not conflict with or result in a breach or violation of any law or regulation to which the Seller is subject.

10.3            No Defaults.  The execution and performance of this Agreement and the compliance with its provisions by Seller on the Closing Date will not conflict with or result in any breach of any of the terms, conditions or provisions of any agreement or other instrument to which Seller is a party or by which it is bound and is relevant to the transactions contemplated herein.

10.4            Title to Assets.  Except as provided in Exhibit "A" hereto, each and every one of the Assets are owned by the Seller, and are free and clear of all liens and encumbrances of any type or nature.

10.5           Condition of Assets.  The Assets are being conveyed in "as is" condition, provided that such assets shall be in “working order” at the time of Closing.  “Working order” for purposes of this Section 10.5 shall mean that at the time of transfer of title hereunder that each such asset shall be capable of performing its intended function or task without repair.  This Section 10.5 is not a continuing warranty or guaranty, direct or implied, by the Seller or any successor in interest.  Purchaser has the duty and burden to ascertain the working order of all assets prior to and as of the Closing.  If no defects in working order for any asset are noticed in writing by the Purchaser to the Seller within ten (10) days of the Closing Date, then the Purchaser shall have and shall be deemed to have waived all claims, damages of any kind whatsoever, losses of any kind whatsoever or other liabilities of any kind whatsoever based upon or resulting from any defect or failure of working order of any asset sold hereunder to the Purchaser by the Seller.

10.6           Litigation.   To the best of Seller's knowledge, there is no unsatisfied judgment outstanding against Seller and no litigation, proceeding, claim or investigation of any nature pending or, threatened against Seller or any of the Seller’s assets which might have a material adverse effect on the continued operation of the business of the Seller which is being purchased hereunder or impair the value of the assets being purchased hereunder or which might adversely affect Seller's ability to perform in accordance with the terms of this Agreement.

10.7            Relationships with Factories.  Except to the extent set forth in Exhibit D hereto, there are no written or oral contracts or arrangements with any of the factories set forth in Exhibit D hereto.  To the extent that there are any such written or oral contracts or arrangements, they are attached hereto as part of Exhibit D hereto or set forth in Exhibit D hereto.

10.8           Compliance With Laws.  Seller has complied in all material respects with, and is not in material violation of any federal, state or local laws, regulations or orders or laws of any other jurisdiction, which affect the Business or Assets.

10.9          Financial Information.  Exhibit C hereto contains various compiled but unaudited financial information provided by the Seller for the periods indicated (collectively, the “Financial Information”).  The Financial Information presents fairly the financial position and results of operations of the Seller as of the date stated on such Financial Information and have been prepared in accordance with generally accepted accounting principals, consistently applied.  The Financial Information is not a representation by the Seller of the future financial performance, revenue production or value or worth of the Assets. The parties agree, understand and acknowledge that the bargain of the Purchaser  under this Agreement is not that the Assets will result in the same or better financial performance in the future as in the past or will maintain the same or greater net worth or value in the hands of the Purchaser as in the hands of the Seller.   Further, the Purchaser did not rely upon the Financial Information in reaching its decision to enter into this Agreement or to pay the Purchase Price for the Assets.  The Purchaser is familiar with the Business and Assets due to prior dealings with SDI. The only representations of the Seller that the Purchaser relied upon in reaching its decision to enter into this Agreement were the representation expressly set forth in this Agreement.

11.             Factory Relationships

11.1                            The Seller hereby represents that it has an ongoing, professional, well-maintained relationship with each of the factories set forth in Exhibit D hereto, and that there are no outstanding monies owed to any of the factories, or if there are any monies outstanding, the amount is set forth in Exhibit D and the agreement for payment is also set forth in Exhibit D hereto.

11.2                            The Seller hereby represents that Tsui Lung ~~,~~ located at the address and available at the telephone numbers set forth in Exhibit E hereto,  is in fact an authorized contract manufacturer for the Seller in respect of goods sold by SDI to Walt Disney Resorts and pursuant to Manufacturer’s Agreement attached hereto as Exhibit E.

12.             Closing Date; Remedies.

12.1            For purposes of this Agreement, the Closing Date shall be the date upon on which the parties sign and exchange signed originals of this Agreement and do all such other acts required to be performed as of or  at the Closing.

12.2           Remedies.  Notwithstanding any provision to the contrary herein, a party shall not be liable to the other party for speculative damages, punitive damages, incidental damages, losses from future business or business opportunities, decrease in the value of the Assets, lack of or loss of revenue potential of any of the Assets or any similar damages or losses or liabilities.

13.             Notices.

13.1                            Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be sufficient if in writing, and shall be duly given upon delivery if delivered in person, or on the third business day after mailing if sent by certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses:

If to Purchaser:                                     MAGNET WORLD, INC.
3811 Winding Lake Circle
Orlando, FL 32835
Attn: Bruce Shirck, President

If to Seller:	CAPSTONE INDUSTRIES, INC., AND SOUVENIR DIRECT, INC.
   350 Jim Moran Blvd. Suite # 120
   Deerfield Beach, FL 33442-1721
   Attn:  Stewart Wallach, CEO

or to such other address or to such other person as the parties shall have last designated by notice to the other party.

14.                               Miscellaneous.

14.1                             Governing Law; Disputes.

14.1.1.                         Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the State of Florida.

14.1.2.                         Except for disputes or controversies about the working order of the Assets, which such dispute or controversy shall be resolved as set forth below in  this Section 14.1.2, any and all other actions, claims or lawsuits arising from the relationship of the parties hereunder are to be brought in the appropriate federal, state, county, city or local court for the Miami Metropolitan-Dade County, Florida region.   Any dispute or controversy about the working order of the Assets shall be resolved by a mandatory arbitration conducted in accordance with the appropriate  commercial arbitration rules of JAMS.  Any hearing in such an arbitration shall be conducted in Miami, Florida by a  single arbitrator.   The arbitrator shall be entitled and authorized to order discovery in this matter.  Any award of the arbitrator shall be enforceable by any court with competent jurisdiction.   The parties agree that the arbitrator may render an award based on the record if one party fails to respond to pleadings or notices in the arbitration.

14.2                            Counterparts.  This agreement may be executed in one or more counterparts, and as executed will constitute one agreement, binding on all parties, notwithstanding that all parties are not signatories to the original or the same counterpart.

14.3                            Attorneys Fees.   If any action, claim, litigation or proceeding is brought by either party to enforce or interpret this Agreement, the prevailing party shall be entitled to its reasonable costs and attorneys fees incurred at all levels in such action, claim or proceeding; provided, however, that such fees shall not exceed thirty percent (30%) of the total amount awarded in any such action, claim or proceeding.

14.4                            Severability.  The invalidity or unenforceability, in whole or in part, of any covenant, promise, or undertaking, or any part thereof, or any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.  Further, if the conditions or limitations contained in any section or part thereof, are invalid or unenforceable in part by reason of being too broad in scope, too long in duration or too wide a geographic area, such conditions and limitations shall not totally fail, but shall be deemed and construed in all respects to be limited to the maximum scope, duration and area permitted by law, and in such manner to be specifically enforceable so as to carry out the intent of the parties.

14.5                            Survival.  All representations, warranties and agreements made by the parties herein shall survive the termination or expiration of this Agreement.

14.6                            Waiver of  Breach.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach by the other party.  No delay or omission on the part of a party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by a party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

14.7                            Amendments.  No amendment or variation of the terms and conditions of this Agreement shall be valid unless in writing and signed by the parties.

14.8                            Assignability.  The rights and obligations under this Agreement are personal to each party and are not assignable to any other entity or person.

14.9                            Time Essence.  Time shall be of the essence throughout the term of this Agreement.

14.10                            Headings and Captions.  The headings and other captions in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

14.11                            Gender.  Whenever the context so requires, any references to the singular pronoun shall include the plural and vice-versa; and references to the masculine gender shall include the feminine gender and vice-versa; and references to the neuter gender shall include the masculine or feminine gender, whichever is applicable.

14.12                            Parties to Agreement.  Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties ~~hereto~~, their respective heirs, executors, administrators, successors and assigns any right, remedy or claim under or in respect of this Agreement or any provision hereof.

14.13                            Presumption.  This Agreement was drafted with the joint participation of both/all of the parties hereto and their respective counsel and shall be construed neither against nor in favor of any of them, but rather in accordance with the fair meaning of its provisions.

14.14                            Entire Agreement;  Binding Effect.  This Agreement constitutes the entire agreement between the parties ~~hereto~~ with respect to the subject matter hereof and supersedes all previous communications, representations, agreements, arrangements, negotiations, or understandings, whether verbal or written, between the parties.  It shall bind and inure to the benefit of both parties, their respective successors, and legal representatives.  This Agreement supersedes any and all prior agreements or arrangements or understandings between the parties concerning the sale of assets by one party to the other party.

EXECUTED by each party as of the date indicated below.

Capstone Industries, Inc.

By:________________________
              Gerry McClinton, COO

Dated: December 1, 2007

Souvenir Direct, Inc.

By:____________________________________
      Howard Ullman, President

Dated: December 1, 2007

Magnet World, Inc

By:________________________
                      Bruce Shirck, President

Dated: December 1, 2007

HOWARD ULLMAN III is signing solely to consent to Sections 7 and 8 of this Agreement and not to any other provisions of this Agreement

Howard Ullman, III

Signature:_________________________

Dated:  December 1, 2007

EXHIBIT "A"

ASSETS

Description

1.           Certain Intangible Rights.  All right, title and interest of the Seller in and to the name and trade mark “Souvenir Direct” as and to the extent owned by the Seller as of  the Closing and to the corporate name in the State of Florida of “Souvenir Direct, Inc.”

2.             Permits, Licenses, Authorizations.  All permits, licenses or authorizations, if any, issued by any regulatory agency which are used or useful in the operation of the Seller relating to the Business to the extent transferable and current or held by the Seller as of the Closing.

3.             Goodwill.  All of Seller's goodwill in, and going concern value of, the Seller.

4.             Customer approved samples of existing designs for injection molded magnets and all proprietary product lines described in Section A12 below.